THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND NO INTEREST THEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE 1933 ACT OR, UNDER CERTAIN CIRCUMSTANCES, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION WILL NOT BE IN VIOLATION OF APPLICABLE SECURITIES LAWS.


ISSUED: JANUARY 3, 1997                              WARRANT TO PURCHASE number
VOID AFTER FIVE YEARS                                SHARES OF COMMON STOCK


                         APPLIED VOICE TECHNOLOGY, INC.

                          COMMON STOCK PURCHASE WARRANT

         For value received and subject to the terms and conditions hereof, name (the "Holder") is entitled to purchase up to number fully paid and nonassessable shares of the Common Stock, par value $.01 per share, of APPLIED VOICE TECHNOLOGY, INC., a Washington corporation (the "Company"), at the price per share of $13.36 (the "Exercise Price") (such number of shares and the Exercise Price being subject to adjustment as provided herein).

         This  Warrant  is  subject  to  the  following   additional  terms  and
conditions:

1.       Method of Exercise

         Except as provided in Section 5 hereof, this Warrant may be exercised, in whole or in part, at any time not later than five years from the date of issuance hereof (the "Grant Date"), by delivering to the Company (a) the form of Election to Purchase attached hereto duly completed and executed by the Holder,
(b) this Warrant, and (c) payment of the aggregate Exercise Price for the number of shares thereby purchased (the "Purchase Price") by bank check payable to the Company or by wire transfer to an account designated by the Company (each such date of exercise being an "Exercise Date").

2.       Delivery of Stock Certificates

         Within ten days after the exercise of this Warrant (in whole or in part) and the payment of the Purchase Price, the Company at its expense shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled upon such exercise and payment, and (b) if this Warrant has not expired, a new Warrant of like tenor to purchase up to that number of shares of Common Stock, if any, not previously purchased by the Holder. The Holder shall for all purposes be deemed to become the holder of record of such shares of Common Stock on the date on which this Warrant is surrendered and payment of the Purchase Price is made, irrespective of the date of delivery of the certificate or certificates representing the Common Stock; provided that if the date on which such surrender and payment is made is not a business day, such person shall be deemed to become the holder of record of such shares of Common Stock on the next succeeding business day.

3.       Covenants as to Common Stock

         The Company covenants and agrees that the shares of Common Stock issuable pursuant to the terms of this Warrant will, upon their issuance, be validly issued and outstanding, fully paid and nonassessable. The Company further covenants and agrees that it will take all such corporate actions that may be necessary to provide for the exercise of the rights represented by this Warrant.

4.       Adjustments to Warrant

         4.1      Equity Adjustment

         If any of the following events shall occur at any time or from time to time after the Grant Date and prior to the exercise in full or expiration of this Warrant, the following adjustments to this Warrant shall be made:

                  (a) Stock Dividends. In case the holders of Common Stock receive or become entitled to receive, without payment therefor, additional
Common Stock or other securities of the Company directly or indirectly convertible into or exchangeable for Common Stock by way of dividend, upon the exercise of this Warrant the Holder shall be entitled to receive, without additional cost, in addition to the shares of Common Stock to which the Holder is otherwise entitled upon such exercise (the "Warrant Shares"), the amount of such other or additional securities of the Company that the Holder would have held on the Exercise Date, had it been the holder of record of the Warrant Shares on the Grant Date, and had it thereafter, during the period from the Grant Date to and including the Exercise Date, retained such Warrant Shares and/or all other additional securities receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this
Section 4.1.

                  (b) Stock Splits. In case the Company subdivides its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall thereupon be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall thereupon be proportionately increased. Conversely, in case the Company combines the outstanding number of shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall thereupon be proportionately increased and the number of shares receivable upon exercise of the Warrant shall thereupon be proportionately decreased.

                  (c) Merger or Consolidation. In case of any merger, consolidation or reorganization of the Company with or into one or more other corporations, other than a merger, consolidation or reorganization described in
Section 5 hereof, as a result of which holders of Common Stock receive other stock, securities or property in lieu of or in addition to, but on account of, their Common Stock, the Holder, upon the exercise of the Warrant after the record date for determination of shareholders entitled thereto, shall receive, in lieu of or in addition to any shares of Common Stock, the proportionate share of all stock, or other securities (appropriately adjusted for any subsequent events of the issuer of such stock or securities that are of the kind that would cause adjustment of the Exercise Price hereunder) or other property issued, paid or delivered for or on all of the Common Stock, as would have been allowable to the shares of Common Stock so purchased under this Warrant had this Warrant been exercised immediately prior to such record date.

         4.2      Notice of Adjustment

         Whenever events occur requiring this Warrant to be adjusted pursuant to
Section 4.1 above, the Company shall promptly provide Holder with written notice of such adjustment, setting forth in reasonable detail the acts requiring such adjustment, and stating such other facts as shall be necessary to show the manner and figures used to compute such adjustment.

5.       Early Termination Upon Certain Transactions

         This Warrant shall  terminate and be of no further force or effect upon
(a) the consummation of a consolidation, merger or reorganization of the Company with or into another corporation as a result of which the shareholders of the Company before the transaction hold less than 50% of the voting equity securities of the surviving corporation or (b) the sale of all or substantially all of the assets of the Company; provided, that the Holder shall be given 30 days advance notice of any such transaction.

6.       No Shareholder Rights

         This Warrant shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights whatsoever except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Common Stock issuable upon exercise of this Warrant, except as provided in Section 4 hereof, until and to the extent that this Warrant shall be exercised.

7.       Reliance on Certain Documents

         In the performance of its obligations hereunder, the Company shall be entitled to rely upon any document or instrument signed before a notary public and believed by it in good faith to be genuine and signed by the Holder or an authorized officer or agent thereof, including, but not limited to, any document or instrument of the Holder purporting to transfer or assign its rights hereunder to any other person. The Company shall be indemnified and held harmless by the Holder from and against any and all reasonable expenses, including reasonable attorneys' fees and disbursements incurred, or losses suffered, by the Company in connection with its reliance on any such document or instrument.

8.       Restrictions on Transfer

         Holder acknowledges that this Warrant and the Common Stock issuable upon exercise hereof have not been registered under the 1933 Act or the securities laws of any other jurisdiction and that, accordingly, they may not be sold, offered for sale, pledged or hypothecated in the absence of (a) a registration statement in effect with respect to the securities under the 1933 Act (or its equivalent under the laws of any applicable jurisdiction other than the United States) or (b) under certain circumstances, an opinion of counsel satisfactory to the Company that such transaction will not be in violation of applicable securities laws. Holder further acknowledges that a legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement hereof or any certificate representing the Common Stock issuable upon exercise hereof, and a stop transfer restriction or order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

9.       Construction

         The validity and interpretation of the terms and provisions of this Warrant shall be governed by the laws of the State of Washington. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

10.      Exchange of Warrant

         This Warrant is exchangeable upon the surrender hereof by the Holder at the office of the Company for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

11.      Lost Warrant

         If this Warrant is lost, stolen, mutilated or destroyed, the Company shall issue a new Warrant of like denomination, tenor and date as this Warrant, subject to the Company's right to require the Holder to give the Company a bond or other satisfactory security sufficient to indemnify the Company against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Warrant or the issuance of such new Warrant.

12.      Binding Effect; No Assignment

         This Warrant shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and assigns. Except as expressly provided in this Warrant, neither this Warrant nor the rights or obligations of any party hereto shall be assignable, other than by operation of law or with the written consent of the Company or the Holder, as applicable. Nothing contained in this Warrant, express or implied, is intended to confer upon any person other than the Company and the Holder and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Warrant.

13.      Waivers and Amendments

         This Warrant or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

14.      Notices

     Any notice or other communication required or permitted to be given or effected hereunder shall be in writing and delivered by personal delivery, facsimile delivery or reputable express courier service, and shall be deemed effective upon receipt by the party to be notified at the following respective addresses, or at such other address as may be designated by written notice.
If to the Company:                                If to Holder:
Applied Voice Technologies                        address
11410 N.E. 122nd Way
P.O. Box 97025
Kirkland, WA   98083
Attention:  Mr. Richard J. LaPorte
with a copy to:                                    with a copy to:
Perkins Coie                                       Thorpe & Thorpe
1201 Third Avenue, 40th Floor                      A Professional Corporation
Seattle, WA   98101                                601 W. 5th Street, 8th Floor
Attention:  Linda A. Schoemaker                    Los Angeles, CA   90071
                                                   Attention:  Vincent W. Thorpe


                     [This space intentionally left blank.]

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                             APPLIED VOICE TECHNOLOGY, INC.



                                             By:        /s/ Richard J. LaPorte

                              ELECTION TO PURCHASE




To ____________________:

         The undersigned hereby irrevocably elects to purchase ___________ shares of Common Stock issuable upon the exercise of the within Warrant, and requests that certificates for such shares shall be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if said number of shares shall not be all the shares which may be purchased pursuant to the within Warrant, that a new Warrant evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below.

         (check one)

                  Payment enclosed in the amount of $_______________.

                  Payment in the amount of $_______________ has been made by wire transfer.

         Dated: _____________________

         Name of holder of Warrant:
                                                               (please print)

         Address:



         Signature: